                                                May 31, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Oppenheimer Senior Floating Rate Fund
            Reg. No. 333-82579
            Sec File No. 811-09373

To the Securities and Exchange Commission:

      On behalf of  Oppenheimer  Senior  Floating  Rate Fund (the  "Fund") and
pursuant to Rule 486 under the  Securities  Act of 1933,  as  amended,  and in connection  with the  Fund's  Registration  Statement  on Form N-2  under  the
Securities  Act of 1933 which also  constitutes  Amendment No. 7 to the Fund's
Registration  Statement under the Investment  Company Act of 1940, as amended, the undersigned  counsel,  who prepared such  Registration  Statement,  hereby represents  to the  Commission  that  such  Registration  Statement  does  not contain any  disclosures  that would render it ineligible to become  effective pursuant to paragraph (b) of Rule 486.

                                    Very truly yours,

                                    Deborah A. Sullivan
                                    Assistant Vice President and
                                    Assistant Counsel